                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

              Date of earliest event reported: September 24, 1998

                      AUTONOMOUS TECHNOLOGIES CORPORATION
             (Exact name of registrant as specified in its charter)

          Florida                       0-28278                  59-2554729
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
     of incorporation)                                      Identification No.)

                 2800 Discovery Drive, Orlando, Florida 32826
       (Address of registrant's principal executive offices)  (Zip Code)
      Registrant's telephone number, including area code:  (407) 384-1600

                             ITEM 5: OTHER EVENTS.

1.   Counterclaim by VISX Incorporated.
     ---------------------------------

     On September 24, 1998, VISX, Incorporated ("VISX") filed a patent infringement counterclaim in Autonomous Technologies Corporation's (the "Company") October 1996 lawsuit in the United States District Court for the District of Delaware (Civil Action No. 96-515) in which the Company is seeking a declaratory judgment of non-infringement. VISX is seeking injunctive relief to prevent the Company from manufacturing, promoting and selling infringing equipment in the U.S. The Company does not believe it infringes on the two patents named in the counterclaim.

     Summit Technology, Inc. ("Summit") has a royalty-free cross license with VISX which, by the terms of the cross license, applies to wholly owned subsidiaries of Summit. The Company believes the claims of the Company and VISX relating to alleged infringement of the VISX patents as to the manufacture, use, sale or placement of the LADARVision System after the proposed merger with Summit will become moot.

2.   Acquisition of the Company, Subject to Shareholder Approval.
     -----------------------------------------------------------

     The following is a brief summary of the terms of the Agreement and Plan of Merger and is qualified in its entirety by reference to the Agreement and Plan of Merger, dated October 1, 1998, filed herewith as Exhibit 10.1.

     On October 1, 1998, the Company entered into an Agreement and Plan of Merger that provides for its merger with and into a wholly owned subsidiary of Summit Technology, Inc. ("Summit"). The merger transaction is subject to the approval of the stockholders of both the Company and Summit.

     The merger consideration is 11,650,400 shares of Summit stock and an equivalent amount of cash, subject to a maximum of $50 million in cash. This consideration will be divided among the outstanding shares of Autonomous common stock, the outstanding shares of Autonomous Series I Preferred Stock and options and warrants for Autonomous common stock. Assuming a Summit stock price of $4.00, the transaction has a total value of approximately $87 million, or approximately $6.25 per fully diluted Autonomous share. Autonomous common stockholders will receive part stock and part cash for their Autonomous shares. The exact value, and the relative mix of cash and Summit stock, will vary depending on the market price of Summit stock prior to the closing, the amount of the loan to Autonomous described below and whether the holders of Series I Preferred Stock exercise their right to redeem their shares for cash. A copy of the Company's press release announcing the merger agreement is filed herewith as
Exhibit 99.1.

     Randy W. Frey, Chairman, President and Chief Executive Officer of the Company and CIBA Vision Group Management, Inc., together owning approximately 21% of the Company's outstanding shares, and each of the Company's officers and directors have agreed to vote, as shareholders, for the merger.

     In connection with the merger agreement, Summit agreed to lend up to $5 million to the Company on a revolving credit basis. Under the revolving credit agreement, the Company may not draw more than $1.5 million per month. One half of the amount borrowed by the Company as of the closing date will reduce the amount of the aggregate cash consideration in the merger. No use has been made of this revolving credit facility as of the date of this filing. In the event the merger does not occur through no fault of the Company, the amount drawn on the revolving credit facility is due and payable 180 days from the date of the termination of the merger agreement. A copy of the Letter Agreement re:
Revolving Credit Line, dated October 1, 1998, is filed herewith as Exhibit 10.2.

     Summit will file a registration statement on Form S-4 with the Securities and Exchange Commission in connection with the shares of Summit stock to be issued to the Company's shareholders. Upon the effectiveness of this registration statement, the Company and Summit plan to distribute a joint proxy statement to their respective shareholders.

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

     Depending on the timing of the effectiveness of the registration statement and other factors, the Company and Summit plan to hold their respective shareholder meetings as soon as practicable, with the earliest date being in December 1998 and the most likely date being in the middle of January 1999.

3.   Management Changes.
     ------------------

     On September 30, 1998, the Company and Dr. Richard Capozza agreed that Dr. Capozza, as a result of the pending merger with Summit, has decided to pursue other interests. Dr. Capozza was a valuable employee and played a key role in the development and progress of the Company over the past three years. Dr. Capozza's future contributions will be missed. Dr. Capozza resigned as President and as a director, effective September 30, 1998.

     Mr. Randy W. Frey, Chairman and Chief Executive Officer, resumed the title of President effective October 1, 1998. On October 1, 1998, Dr. Charline
A. Gauthier, O.D., Ph.D., was named Vice President and Chief Operating Officer of the Company. Dr. Gauthier previously was the Company's Vice President of Clinical and Regulatory Affairs.



This Current Report on Form 8-K contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements containing terms such as "believes," "does not believe," "no reason to believe," "expects," "plans," "intends," "estimates," or "anticipates" are considered to contain uncertainty and are forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of important factors, including: a decline in the price of Summit stock prior to the closing; that there are no assurances the shareholders of both companies will take the necessary actions to effectuate the transaction; that competitive responses may occur preventing the achievement of increased market share; and the uncertainty of the outcome of the Delaware lawsuit and the resources required to maintain the Delaware lawsuit. For a discussion of the other important factors that could affect the Company's results, please refer to the Overview section, the Management's Discussion and Analysis of Financial Condition and Results of Operations, and the Risk Factors section in the Company's Annual Report on Form 10-K as amended.



                                    EXHIBITS

Exhibit Number  Exhibit Description
--------------  --------------------------------------------------------------------------------------------
10.1            Agreement and Plan of Merger, dated October 1, 1998
10.2            Letter Agreement re: Revolving Credit Line, dated October 1, 1998 (to be filed by amendment)
99.1            Press Release dated October 1, 1998, entitled "Autonomous to be Acquired by
                Summit Technology"

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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Autonomous Technologies Corporation



Date:   October 7, 1998             By: /s/ Monty K. Allen
     ------------------                 ----------------------------------
                                    Monty K. Allen, Chief Financial Officer



                               INDEX TO EXHIBITS

Exhibit Number  Exhibit Description
--------------  --------------------------------------------------------------------------------------------
10.1            Agreement and Plan of Merger, dated October 1, 1998
10.2            Letter Agreement re: Revolving Credit Line, dated October 1, 1998 (to be filed by amendment)
99.1            Press Release dated October 1, 1998, entitled "Autonomous to be Acquired by
                Summit Technology"

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